FIRST AMENDMENT TO
                 AGREEMENT TO TOLL CONVERT ALUMINA INTO ALUMINUM
                               (TOLLING CONTRACT)


     The parties to this Agreement are:

          HYDRO ALUMINUM LOUISVILLE, INC.,
          a Delaware corporation ("Hydro"), and

          GOLDENDALE ALUMINUM COMPANY,
          a Delaware corporation, formerly known as Columbia
          Aluminum Corporation (the "Company").

     Hydro and the Company are parties to and are performing a contract dated May 22, 1996, entitled "Agreement to Toll Convert Alumina Into Aluminum (Tolling Contract)" the "Tolling Contract").

     The parties now desire to amend the Tolling Contract with respect to the matters set forth in this Agreement.

     THEREFORE, in consideration of their mutual promises, the parties agree as follows:

     1. Incorporation by Reference

     The Tolling Contract is incorporated herein by reference. This Agreement shall be interpreted and construed in accordance with the provisions and defined terms of the Tolling Contract.

     2. Term

     Section 1 of the Tolling Contract is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

               "1. Term. The term of this Tolling Contract is fifteen years, from January 1, 1997 through December 31, 2011."

     3. Metal Production

     Section 3 of the Tolling Contract is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

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               "3. Metal Production. Throughout the contract term, the Company will operate its potlines and the casting facility at the smelter exclusively to convert Hydro's alumina into standard aluminum products as specified by Hydro. Subject to the Company's product meeting the quality requirements of paragraph 11, Hydro will pay to the Company a tolling fee for all aluminum metal manufactured using the entire production capability of the production facilities, which the Company shall dedicate solely to the tolling of Hydro's alumina in the quantity of at least 157,000 metric tons of aluminum metal annually. If the smelter is converted to a point-feed technology, any increase in production capability of the production facilities resulting from such conversion shall be dedicated solely to the tolling of Hydro's alumina and, subject to the Company's product meeting the quality requirements of paragraph 11, Hydro will pay to the Company a tolling fee for all aluminum metal manufactured using such increased production capability. Subject to this annual requirement, the quantity of aluminum metal produced by the Company in any rolling three-month period from tolling Hydro's alumina hereunder may be not less than:

               "(i) 37,288 metric tons, plus

               "(ii) 95% of any increased production capability resulting from conversion of the smelter to point-feed technology.

          If Hydro fails to deliver alumina sufficient for the Company to produce 157,000 metric tons of aluminum annually, plus any increased production capability resulting from conversion of the smelter to point-feed technology, at a rate of 1.94 tons of alumina per ton of aluminum, and if such failure results in a production loss for the Company, Hydro will pay a tolling fee measured by the resulting lost production."

     4. Casthouse Production

     The first sentence of the fifth paragraph of Section 5 of the Tolling Contract is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

               "Hydro agrees to place orders for at least 70,000 metric tons of casthouse products each year, plus 100% of any increased casthouse production resulting from the expansion of the casthouse financed by Hydro."

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     5. Other Agreements

     The Tolling Contract and this Agreement establish the fundamental understanding and legal obligations of the parties. In the ordinary course of business, the parties have made and intend to make agreements with respect to products and scheduling, forward sales, special orders, product upcharges and similar matters, which agreements (a) may be oral or in a formal or informal writing, (b) shall be enforceable according to their terms, and (c) shall be subject to arbitration under the Tolling Contract, in case of dispute.

     6. Governing Law

     This Agreement and all other agreements of the parties directly related to the Tolling Contract shall be subject to Section 25 of the Tolling Contract.

     7. Captions and Counterparts

     Paragraph captions are for convenience and are not part of the substance of this document. This Agreement may be executed in counterparts, each of which shall be an original and all of which taken together shall be one and the same instrument.

     8. Effective Date

     This Amendment shall be effective upon the "First Closing" of the transactions contemplated by the Subordinated Note Purchase Agreement between Golden Northwest Aluminum, Inc., the parent of GAC, and Norsk Hydro USA, Inc., an affiliate of Hydro, and shall have no force or effect prior to such time.

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
     Dated: December 21, 1998.

                                      HYDRO ALUMINUM LOUISVILLE, INC.


                                      By:  JAMES M. WALTERS
                                           -------------------------------

                                      Name:  James M. Walters

                                      Title:  President

                                      GOLDENDALE ALUMINUM COMPANY


                                      By:  BRETT E. WILCOX
                                           -------------------------------

                                      Name:  Brett E. Wilcox

                                      Title:  President

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